Exhibit 10.11(a)

AMENDMENT TO THE J. RANDALL WOODSON

CHANGE IN CONTROL PROTECTIVE AGREEMENT

WHEREAS, J. Randall Woodson (the “Employee”) entered into a Change in Control Protective Agreement with First South Bank (the “Bank”) and First South Bancorp, Inc. (the “Company”) effective October 3, 2008 (the “Agreement”); and

WHEREAS, Section 8 of the Agreement provides that the Agreement may be amended or modified at any time by means of a written instrument signed by the parties; and

WHEREAS, the Bank and the Company have determined it is in the best interest of the Bank, the Company and the Employee to amend the Agreement.

NOW, THEREFORE, the Bank, the Company and the Employee agree to amend the Agreement effective February 29, 2012 as follows:

Section 3. Severance Benefit

1.	The first sentence in Section 3 (a) shall be amended to read as follow:

“If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to two (2) times the Employee’s base annual salary at the rate in effect when the Protected Period begins.”

2.	Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Agreement entered into thereunder, other than stated above.

IN WITNESS WHEREOF, the Bank and the Company have caused this Amendment to be executed by its duly authorized officer, and the Employee has signed this Amendment, on the 29th day of February, 2012.

ATTEST:	FIRST SOUTH BANK

/s/ William L. Wall	/s/ Thomas A. Vann
Secretary	President

ATTEST:	FIRST SOUTH BANCORP, INC.

/s/ William L. Wall	/s/ Thomas A. Vann
Secretary	President

WITNESS:	EMPLOYEE

/s/ Kristie W. Hawkins	/s/ J. Randall Woodson
J. Randall Woodson
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